                                                                    EXHIBIT 10.1
                           SECOND AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

This Agreement (this "Agreement") is made and entered into as of June 2, 1997, by and among Pinnacle Automation, Inc., a Delaware corporation ("Pinnacle"), Alvey Systems, Inc., a Delaware corporation ("Alvey"), and William R. Michaels ("Executive").

                              W I T N E S S E T H:

     WHEREAS, the parties hereto are the original parties to that certain Amended and Restated Employment Agreement, dated March 31, 1995 (the "Superseded Agreement"), which amended, restated and superseded the original Employment Agreement entered into among the parties hereto, dated as of September 7, 1988;

     WHEREAS, under the terms of the Superseded Agreement, Executive was the Chairman of the Board, President and Chief Executive Officer of Pinnacle and the Chairman of the Board and Chief Executive Officer of Alvey;

     WHEREAS, Executive, Pinnacle and Alvey have agreed that, effective as of the date hereof, Executive will resign (i) as President and Chief Executive Officer of Pinnacle, (ii) as Chief Executive Officer of Alvey and (iii) from all other offices and directorships that Executive may hold for any and all direct and indirect subsidiaries of Pinnacle and Alvey, other than the position of Chairman of the Board of each of Pinnacle and Alvey;

     WHEREAS, Executive will continue to serve as Chairman of the Board of Pinnacle and Alvey through at least the period ending on December 31, 1999 and for such longer period as the Boards of Pinnacle and Alvey and Executive shall determine at that time;

     WHEREAS, Pinnacle is considering a series of transactions pursuant to which it would spin-off (the "Spin-Off") to its existing stockholders all of the common stock of a newly formed corporation ("Newco") that would operate the material handling business presently conducted by Alvey and its subsidiaries, The Buschman Company ("Buschman"), White Systems, Inc. ("White"), Busse Bros., Inc. ("Busse") and Real Time Solutions, Inc. ("RTS");

     WHEREAS, if and when the Spin-Off is consummated, (i) Alvey's sole remaining asset will be the common stock of McHugh, Freeman & Associates, Inc. ("MFA"), which in turn owns all of the common stock of Weseley Software Development Corp. ("Weseley"), and (ii) Pinnacle's sole remaining asset will be the common stock of Alvey;

     WHEREAS, upon consummation of the Spin-Off, (i) Pinnacle will change its name to McHugh Freeman, Inc. (or such other name as determined by the Board of Directors of Pinnacle) and commence the initial public offering (the "IPO") of its common stock, representing ownership interests in the software business presently conducted by MFA and

Weseley (the "Software Business") and (ii) MFA will merge with and into Alvey, which will subsequently change its name to McHugh, Freeman & Associates, Inc.;

     WHEREAS, if the Spin-Off is consummated during the term of this Agreement, Executive will assume the position of Chairman of the Board of Newco, resign from the position of Chairman of the Board of Alvey and thereafter serve as Chairman of the Board of each of Pinnacle and Newco through at least the period ending on December 31, 1999 and for such longer period as the Boards of Pinnacle and Newco and Executive shall determine at that time; and

     WHEREAS, in light of the foregoing, the parties hereto now desire to further amend the Superseded Agreement and to restate the same in its entirety, as hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.   RESIGNATION OF VARIOUS OFFICES; TITLE AND DUTIES.

     (A) RESIGNATION OF VARIOUS OFFICES. Pinnacle, Alvey and Executive agree that effective as of the date hereof, Executive hereby resigns (i) as the President and Chief Executive Officer of Pinnacle, (ii) as the Chief Executive Officer of Alvey and (iii) from all other offices and directorships that Executive may hold for any and all direct and indirect subsidiaries of Pinnacle and Alvey, other than the position of Chairman of the Board of each of Pinnacle and Alvey.

     (B) TITLE AND DUTIES PRIOR TO SPIN-OFF. Pinnacle and Alvey hereby agree that Executive will continue to serve as their Chairman of the Board through the Term of the Agreement (as defined in Section 2 below). As the Chairman of the Board of Pinnacle and Alvey, Executive shall have the powers and duties customarily accorded to a Chairman of the Board, including, but not limited to, the powers and duties set forth in the Bylaws of Pinnacle and Alvey for such office. By way of example, such duties may include participating in the development and implementation of strategic and operating plans for Pinnacle and Alvey, assisting the Chief Executive Officer of Pinnacle and Alvey with the day-to-day general management of Pinnacle and Alvey, and performing such other functions as reasonably requested by the Board of Directors of each of Pinnacle and Alvey. In connection therewith, Executive shall be provided with an office located in Pinnacle's corporate headquarters in St. Louis, Missouri, along with secretarial services and other services consistent with the dignity of his position.

     (C) TITLE AND DUTIES UPON CONSUMMATION OF THE SPIN-OFF. If the Spin-Off is consummated during the Term of the Agreement, Executive (i) shall continue to serve as the Chairman of the Board of Pinnacle through the Term of the Agreement, (ii) shall assume the position of Chairman of the Board of Newco effective upon consummation of the Spin-Off, and shall serve in such position through the Term of the Agreement and (iii) shall resign from the Board of Directors of Alvey effective upon consummation of the Spin-Off.

     2. TERM OF AGREEMENT. Executive shall serve as the Chairman of the Board of Pinnacle and Alvey, and, if the Spin-Off is consummated during the Term of the Agreement, as Chairman of the Board of Pinnacle and Newco, through the period ending on December 31, 1999 unless sooner terminated as set forth in
Section 5 hereof or by mutual agreement of the parties hereto (the "Initial Term"). At the expiration of the Initial Term and each anniversary thereafter, the term of this Agreement shall automatically be extended for an additional year (the "Extension Term") unless any party hereto (or Newco, if applicable) shall have given written notice to the other party at least sixty (60) days prior to the end of the Initial Term or the Extension Term, as the case may be, that it does not desire to extend the term of this Agreement. If Executive's engagement under this Agreement is extended for an Extension Term, it shall thereafter or during any Extension Term be terminable (other than upon expiration) only as provided in Section 5 or by mutual agreement of the parties hereto. The Initial Term and Extension Term (if any) shall be referred to herein as the "Term of the Agreement." Notwithstanding the foregoing, the provisions of Sections 3(e), 4(b), 6 and 8 shall survive the termination of this Agreement.

     3.   COMPENSATION.

          (A) COMPENSATION IN CALENDAR 1997. Notwithstanding Executive's resignation from the position of President and Chief Executive Officer of Pinnacle and Chief Executive Officer of Alvey, and the other positions from which he resigned under Section 1(a) above, Executive shall be entitled to his full base salary and bonus as provided in Section 2 of the Superseded Agreement as if Executive held the positions of President and Chief Executive Officer of Pinnacle and Alvey through December 31, 1997. As a result, Executive shall be entitled to (i) continue to receive his 1997 base salary of $333,550 for the remainder of 1997, payable in accordance with Pinnacle's normal payroll practice and (ii) receive an annual bonus for 1997 determined in accordance with the formula set forth on Exhibit A attached hereto. Such bonus shall be payable as soon as practicable after determination of the bonus amount, but no later than seventy-five (75) days after the end of Pinnacle's fiscal year. In addition, Pinnacle and Alvey shall continue to provide Executive with each of the following benefits through December 31, 1997:

               (I) DISABILITY. In the event that Executive is unable to perform his normal duties as Chairman of the Board of Pinnacle and Alvey (or Pinnacle and Newco, if the Spin-Off is consummated prior to December 31, 1997) because of physical or mental injury or illness (a "disability") that occurs prior to December 31, 1997, the Company shall nonetheless continue the Executive's base salary as currently in effect through December 31, 1997. In addition, the Company shall continue to maintain in effect through December 31, 1997 the long-term disability insurance coverage provided to Executive pursuant to Section 4(a) of the Superseded

     Agreement. Disability shall be certified to the Company by a physician selected by the Executive and satisfactory to the Company in its reasonable judgment.

               (II) AUTOMOBILE. Pinnacle and Alvey shall continue to provide Executive with the use of the leased automobile currently provided to Executive pursuant to Section 4(c) of the Superseded Agreement until March 1998, the end of the lease term for such automobile. At or prior to the end of the lease term, Executive shall return the automobile to such location as specified in the lease.

               (III) CLUB MEMBERSHIP. Pinnacle and Alvey shall continue to pay the periodic dues and assessments for Executive's membership in a country club and a downtown or luncheon club of his selection pursuant to
     Section 4(d) of the Superseded Agreement through December 31, 1997, provided the aggregate annual dues and assessments payable by Pinnacle and/or Alvey for the year ending December 31, 1997 shall not exceed $10,000.

               (IV) HEALTH INSURANCE. Pinnacle shall provide Executive and his dependents health insurance coverage under its group health insurance plan in effect for its executives from time to time.

               (V) VACATION. Executive shall be entitled to four (4) weeks of vacation time in 1997.

               (VI) ADDITIONAL BENEFITS. Executive shall be entitled to continue to receive any additional benefits made available by Pinnacle or Alvey (or Pinnacle and Newco, if the Spin-Off in consummated prior to December 31, 1997) to any of their directors, officers or senior management employees through December 31, 1997.

          (B) COMPENSATION IN CALENDAR 1998 AND CALENDAR 1999. Beginning in calendar 1998 and continuing thereafter for the remainder of the Initial Term of the Agreement, Executive shall receive an aggregate annual salary of $100,000 for his role as Chairman of the Board of Pinnacle and Alvey, payable in accordance with Pinnacle's normal payroll practice; PROVIDED, HOWEVER, if the Spin-Off is consummated during the Initial Term of this Agreement, (i) Executive shall receive an annual salary of $100,000 for serving as the Chairman of the Board of Newco for the period commencing upon consummation of the Spin-Off and ending upon termination of the Initial Term of this Agreement (which period shall in no event commence prior to January 1, 1998 for purposes of compensation under this Section 3(b)) and (ii) Executive shall no longer be entitled to receive any payments from Pinnacle for serving as its Chairman of the Board other than such payments as may be received by the other non-employee directors of Pinnacle.

          (C) COMPENSATION DURING THE EXTENSION TERM. If the Term of this Agreement is extended beyond the Initial Term pursuant to Section 2 above, Executive's annual compensation as the Chairman of the Board of Pinnacle, Alvey and/or Newco shall be determined by the parties hereto at the beginning of each year beyond the Initial Term during which Executive serves as the Chairman of the Board of Pinnacle, Alvey and/or Newco.

          (D) BONUS UPON CONSUMMATION OF THE IPO. If the IPO is consummated on or prior to December 31, 1998, Executive shall receive a cash bonus of $300,000 payable by either Pinnacle or Newco, as shall be determined by the Boards of Directors of Pinnacle and Newco, on the date of consummation of the IPO.

          (E) DEFERRED COMPENSATION. Pursuant to Section 4(e) of the Superseded Agreement and this Section 3(e), commencing in 1998, Pinnacle shall make an annual payment in the amount of $237,500 to Executive (commencing in 1998) for the longer of ten (10) years and the remainder of his lifetime. The first payment under this Section 3(e) will be made on January 31, 1998 and subsequent payments will be made on each anniversary thereof. In the event Executive dies before having received ten (10) annual payments, the remaining payments for the fixed ten (10) year period shall be paid to his estate or his beneficiary designated in writing to Pinnacle (or, in the event the Spin-Off is consummated prior to the tenth (10th) such payment being made to Executive or his designated beneficiary, as designated in writing to Newco). The parties hereto acknowledge and agree that the deferred compensation payments provided by this Section 3(e) are in addition to any other payments owing to Executive under this Agreement. The parties hereto further acknowledge and agree that Executive will be a general unsecured creditor of Pinnacle with respect to payments owing to him under this Section 3(e), and that Executive will not be able to assign the benefits provided to him under this Section 3(e) other than to his designated beneficiary or estate upon his death.

     4. OTHER EXECUTIVE BENEFITS. From the date hereof and through the Term of the Agreement, Pinnacle (or Newco, upon consummation of the Spin-Off during the Term hereof) shall provide Executive with the following benefits:

          (A) HEALTH INSURANCE. Pinnacle shall provide Executive and his dependents health insurance coverage under its group health insurance plan in effect for its executives from time to time. The parties hereto agree that upon consummation of the Spin-Off, Newco will assume the obligations of Pinnacle under this Section 4(a).

          (B) SPLIT DOLLAR LIFE INSURANCE. Pinnacle will continue to maintain in full force and effect the split-dollar life insurance policy in the amount of $3,000,000 (the "Split-Dollar Policy") that was obtained for, and that is owned by, Executive pursuant to that certain Split Dollar Agreement among Pinnacle, Executive and the trust established by and for the benefit of Executive.
Subject to Section 8 below, Pinnacle will make or cause to be made the annual premium payments owing on the Split-Dollar Policy for the remainder of Executive's lifetime.

          (C) CLUB MEMBERSHIP. During the Term of the Agreement, Pinnacle shall continue to pay the periodic dues and assessments for Executive's membership in the St.

Louis Club, provided the aggregate annual dues and assessments payable by Pinnacle for the calendar years from and after 1998 shall not exceed $2,000. The parties hereto acknowledge and agree that upon consummation of the Spin-Off, Newco will assume the obligations of Pinnacle under this Section 4(c).

          (D) BUSINESS EXPENSES. Pinnacle and Alvey (and, upon consummation of the Spin-Off, Pinnacle and Newco) will pay or reimburse Executive for any reasonable out-of-pocket expenses, including such travel expenses commensurate with the dignity of the office of Chairman of the Board as may be incurred by Executive in the course of providing his services hereunder. Such reimbursement shall be made within 30 days after receipt of a statement therefor from Executive setting forth in reasonable detail the expenses for which reimbursement is requested, accompanied by reasonable documentation evidencing such expenses.

     5. TERMINATION OF AGREEMENT. Subject to Section 8 below, this Agreement shall terminate on the earlier of (i) a Sale Event (as defined below), (ii) the death of Executive during the term hereof, (iii) the failure or unwillingness of Executive to perform the duties specified in Section 1 of this Agreement or (iv) the delivery of written notice pursuant to Section 2 hereof of any party's desire to terminate this Agreement upon the expiration of the Initial Term or upon any anniversary thereafter; PROVIDED, HOWEVER, that nothing contained in this Section 5 or elsewhere herein shall terminate or in any way affect Pinnacle's and/or Newco's obligations to provide Executive with the compensation provided for in Sections 3(a) and 3(e) hereof and to provide Executive with the full benefits of the Split Dollar Agreement as provided for in Section 4(b) hereof. Notwithstanding the foregoing, the provisions of Sections 3(e), 4(b), 6 and 8 shall survive the termination of this Agreement.

          A "SALE EVENT" shall mean any of following transactions (or series of related transactions) other than the Spin-Off, an initial public offering (including the IPO) or a management-led buyout:

               (1) a sale or other disposition of all or substantially all of the assets of Pinnacle and its subsidiaries, taken as a whole, or, upon consummation of the Spin-Off, of Newco and its subsidiaries, taken as a whole;

               (2) a sale or other disposition of the capital stock of Pinnacle, or, upon consummation of the Spin-Off, of Newco (either by Pinnacle or Newco, as the case may be, or the existing stockholders of Pinnacle or Newco, as the case may be) which has the effect, on a pro forma basis after giving effect to such transaction, of transferring at least 50% of the outstanding capital stock of Pinnacle or Newco, as the case may be, in a transaction other than an underwritten initial public offering (except to the extent that such initial public offering includes a secondary tranche which would have the effect of clause (3) below);

               (3) a sale or other disposition of at least a majority of the capital stock of Pinnacle held as of the date hereof by the Management Stockholders and Raebarn Stockholders (as defined in the Stockholders Agreement).

     6. INDEMNIFICATION. Pinnacle and Alvey agree to indemnify Executive to the fullest extent permitted under applicable law as provided in their Bylaws for directors generally. Pinnacle shall also continue in effect the Indemnity Agreement entered into between Pinnacle and Executive pursuant to which Pinnacle has agreed to indemnify and hold Executive harmless from certain liabilities arising in the course of discharging his duties hereunder.

     7. NOTICES. Any notice to be given pursuant to this Agreement shall be in writing and shall be deemed duly given (i) three days after deposit in the mail, certified mail, return receipt requested, to the party to receive such notice at the address specified below or (ii) immediately upon actual delivery and receipt of the notice:

     If to Pinnacle or Alvey, to:  101 S. Hanley, Suite 1300
                                   St. Louis, Missouri 63105
                                   Attn.:  Chief Executive Officer
                                   Facsimile No.:  (314) 863-5778


     If to Executive, to:          Mr. William R. Michaels
                                   14102 Woods Mill Cove
                                   Chesterfield, Missouri 63017
                                   Facsimile No.:  (314) 576-7769

          The parties hereto may change their names and/or addresses for purposes of this Section by giving the other written notice of the new name and/or address in the manner set forth above.

     8.   SUCCESSORS AND ASSIGNS.

          (A) GENERAL. This Agreement shall bind and shall inure to the benefit of Pinnacle, Alvey and any and all of their respective successors and assigns. This Agreement is personal to Executive and shall not be assignable by Executive, except for certain benefits hereunder which are payable to Executive's heirs, beneficiaries and/or to his estate upon the death of Executive.

          (B) PRIOR TO CONSUMMATION OF THE SPIN-OFF. Pinnacle may assign this Agreement to any entity (an "Acquiror") which (i) purchases all or substantially all of its assets or (ii) is a direct or indirect successor (whether by merger, sale of stock or transfer of assets) of Pinnacle; PROVIDED that Pinnacle shall only be permitted to assign its rights and obligations hereunder (whether by operation of law or otherwise) if the Acquiror (A) expressly assumes all of the payment obligations of Pinnacle hereunder (except with respect to any payments which may be made to Executive as a non-employee director of

Pinnacle) and (B) the Acquiror, after giving pro forma effect to the acquisition of Alvey, has at least the Minimum Credit Rating (as hereinafter defined) specified in Section 8(e) below; PROVIDED, FURTHER, that if the Acquiror does not satisfy each of (A) and (B) above, Pinnacle shall purchase the self-amortizing annuity on Executive's behalf as provided for in Section 8(f) below.

          (C) CONSUMMATION OF THE SPIN-OFF. Notwithstanding anything contained herein, the consummation of the Spin-Off will not accelerate any payments hereunder or otherwise give rise to any obligation of Pinnacle or Newco to purchase an annuity on Executive's behalf pursuant to Section 8(f) below so long as Newco expressly assumes all of Pinnacle's obligations hereunder as a part of, and a condition to, the Spin-Off.

          (D) FROM AND AFTER CONSUMMATION OF THE SPIN-OFF. Upon consummation of the Spin-Off, Pinnacle shall cause Newco to assume the obligations of Pinnacle to make payments to Executive under this Agreement (except with respect to any payments which may be made to Executive as a non-employee director of Pinnacle). Upon such assumption by Newco of Pinnacle's payment obligations hereunder, Pinnacle shall be relieved of any further payment obligations to Executive under this Agreement. Newco may subsequently assign this Agreement to an Acquiror which (i) purchases all or substantially all of its assets or
(ii) is a direct or indirect successor (whether by merger, sale of stock or transfer of assets) of Newco; PROVIDED that Newco shall only be permitted to assign its rights and obligations hereunder (whether by operation of law or otherwise) if the Acquiror (A) expressly assumes all of the payment obligations of Newco hereunder and (B) the Acquiror, after giving pro forma effect to the acquisition of Newco, has at least the Minimum Credit Rating specified in
Section 8(e) below; PROVIDED, FURTHER, that if the Acquiror does not satisfy each of (A) and (B) above, Newco shall purchase the self-amortizing annuity on Executive's behalf as provided for in Section 8(f) below.

          (E) SALE OF ALVEY; MINIMUM CREDIT RATING. Subject to the last sentence of this Section 8(e) below, neither Pinnacle, Newco nor Alvey, as the case may be, shall be permitted to sell all or substantially all of the capital stock or assets of Alvey considered on a stand-alone basis and without giving effect to any of its direct or indirect subsidiaries (whether before or after the Spin-Off, but not including any transfer or sale of Alvey which is effected in connection with the Spin-Off), unless (i) the Acquiror expressly assumes all of the payment obligations of Pinnacle and/or Newco hereunder (except with respect to any payments which may be made to Executive as a non-employee director of Pinnacle) and (ii) the Acquiror, after giving pro forma effect to the acquisition of Alvey, has a credit rating (the "Minimum Credit Rating") from Standard & Poor's Corporation ("S&P") of no less than "B-" or the equivalent such rating from Moody's Investor Services, Inc. ("Moody's") or Fitch Investors Service, L.P. ("Fitch"). In the event that the Acquiror has not been assigned a credit rating from any of S&P, Moody's or Fitch, then Pinnacle, Newco or Alvey, as the case may be, shall engage an investment banking firm of national reputation to determine what credit rating would be assigned to the Acquiror, on a pro forma basis giving effect to the purchase of Alvey, with the fees of such investment banking firm to be paid by Pinnacle,

Newco or Alvey, as the case may be. The notional credit rating as determined by such investment banking firm will be final and conclusive. Pinnacle, Newco or Alvey, as the case may be, shall be permitted to sell all or substantially all of the capital stock or assets of Alvey without regard to the conditions set forth in clauses (i) and (ii) of this Section 8(e) so long as it purchases the self-amortizing annuity on Executive's behalf as provided for in Section 8(f) below.

          (F) PURCHASE OF ANNUITY. In the event that under Section 8(b), 8(d) or 8(e) above, (i) the Acquiror fails to expressly assume all of the payment obligations to Executive hereunder (except with respect to any payments which may be made to Executive as a non-employee director of Pinnacle, Alvey or Newco) OR (ii) the Acquiror, after giving pro forma effect to the acquisition of Pinnacle, Newco or Alvey, as the case may be, fails to have at least the Minimum Credit Rating specified in Section 8(e) above, then Pinnacle, Newco or Alvey, as the case may be, shall purchase a self-amortizing annuity from an insurance company having an A.M. Best's rating of no less than "A" that provides, for the balance of Executive's actuarial life as determined by the insurance company from which the annuity is purchased, the amounts necessary to fund for the remainder of Executive's actuarial life (A) the deferred compensation payment obligations to Executive under Section 3(e) above and (B) the annual premium payments on the Split-Dollar Policy under Section 4(b) above. The annuity will be deposited into a rabbi trust (the "Rabbi Trust") established for the benefit of Executive. The Rabbi Trust shall be irrevocable and shall provide that the trust assets can be used for no purpose other than to provide said deferred compensation payments and Split-Dollar Policy premium payments to Executive or on his behalf, or to pay the claims of the creditors of Pinnacle, Newco or Alvey, as the case may be, in the event that Pinnacle, Newco or Alvey, as the case may be, becomes insolvent. If a separate annuity and trust are required to provide for each of the deferred compensation payments and Split-Dollar Policy premium payments, then Pinnacle, Newco or Alvey, as the case may be, shall purchase two self-amortizing annuities under this Section 8(f) and deposit such annuities in the respective Rabbi Trusts on Executive's behalf.

          (G) SALE OF SIGNIFICANT SUBSIDIARIES. Notwithstanding anything herein to the contrary, Pinnacle, Newco and/or Alvey shall be permitted to sell the assets or capital stock of any of Buschman, Busse, MFA, RTS, Weseley, White and/or any direct or indirect subsidiary of Pinnacle acquired after the date hereof without any restriction or limitation whatsoever pursuant to this Agreement, including without limitation, any acceleration of payments due hereunder or obligation to purchase an annuity as contemplated by Section 8(e) above.

     9. WAIVER OF BREACH. The waiver by Pinnacle, Alvey or Executive of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by the other.

     10. ENTIRE AGREEMENT/MODIFICATION. This Agreement contains all of the covenants and agreements among the parties with respect to such engagement in any manner whatsoever. Any modification of this Agreement will be effective only if it is in writing, signed by the party to be charged.

     11. PARTIAL INVALIDITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     12. GOVERNING LAW. The validity of this Agreement and the interpretation and performance of all of its terms shall be governed by the laws of the State of Missouri.

     13. ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination, or invalidity hereof, shall promptly and expeditiously be submitted to binding arbitration in accordance with the rules of procedure of the American Arbitration Association in effect at the time of such arbitration proceeding utilizing a single arbitrator. The arbitrator shall be a retired or former judge of any appellate court or Superior Court of the State of Missouri, any United States appellate court or the United States District Court for any District in the State of Missouri, provided that such individual has substantial professional experience with regard to employment matters. The arbitration shall be held in St. Louis, Missouri. Either party may apply to an appropriate tribunal having jurisdiction for specific performance of the other party's obligations under this provision. The arbitrator shall have the right to retain and consult with experts and competent authorities skilled in the matters under arbitration, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine such experts and authorities. The parties further agree that the decision of the arbitrator shall, if requested by either party, transmit to all interested parties the decision in the form of an "official notice" duly signed by the arbitrator. Judgment upon the arbitration award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. The prevailing party in any such dispute under this Section 13 shall be entitled to reimbursement of reasonable attorneys' fees and disbursements from the non-prevailing party.

     14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but together which shall constitute one and the same document.

     IN WITNESS WHEREOF, Pinnacle and Alvey have caused this Agreement to be executed on their behalf by their duly authorized officers, and Executive has executed the same as of the day and year first written above.


                                   PINNACLE AUTOMATION, INC.


                                   By: /s/ Stephen J. O'Neill
                                       -------------------------------------
                                       Stephen J. O'Neill,
                                       President and Chief Executive Officer


                                   ALVEY SYSTEMS, INC.


                                   By: /s/ Stephen J. O'Neill
                                       -------------------------------------
                                       Stephen J. O'Neill,
                                       President and Chief Executive Officer


                                    EXECUTIVE


                                    /s/ William R. Michaels
                                    ----------------------------------------
                                    William R. Michaels

                                    EXHIBIT A

                            PINNACLE AUTOMATION, INC.
                               ALVEY SYSTEMS, INC.
                     1997 BONUS PLAN FOR WILLIAM R. MICHAELS

     The annual bonus is based on the total EBITDAM achieved by Pinnacle Automation, Inc. ("Pinnacle") in 1997. The 1997 budgeted EBITDAM for Pinnacle is $27,000,000. The annual bonus amount earned is calculated as follows:


                         % OF BUDGETED
                        PINNACLE EBITDAM           BONUS
                            ACHEIVED               AMOUNT
                        ----------------         ---------
                               80%                $      0
                               85%                $100,000
                               90%                $200,000
                               95%                $300,000
                              100%                $360,000
                              105%                $420,000
                              110%                $480,000
                              115%                $540,000
                              120%                $600,000

     The earned bonus amount for 1997 (if any) will be fully vested and will be paid to Executive as soon as practicable after determination of the bonus amount, but no later than seventy-five (75) days after the end of Pinnacle's fiscal year.